 EXHIBIT 10.8

INDEMNIFICATION AGREEMENT

This Agreement, made and entered into effective as of August 25, 2026 (“Agreement”), by and between Southern Cross Acquisition II Corp., a Cayman Islands exempted company (“Company”), and the undersigned indemnitee (“Indemnitee”).

WHEREAS, the adoption of the Sarbanes-Oxley Act of 2002 and other laws, rules and regulations being promulgated have increased the potential for liability of officers and directors; and

WHEREAS, the board of directors of the Company (“Board”) has determined that the ability to attract and retain such persons is in the best interests of the Company’s shareholders; and

WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that such persons will serve or continue to serve the Company free from undue concern that they will not be adequately indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) and any resolutions adopted pursuant thereto and shall neither be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is willing to serve on behalf of the Company on the condition that he be indemnified according to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Definitions. For purposes of this Agreement:

1.1. Change in Control” means a change in control of the Company occurring after the date hereof of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), whether or not the Company is then subject to such reporting requirement provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the date hereof (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who is an officer or director of the Company on the date hereof (and any of such person’s affiliates), is or becomes “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then issued and outstanding securities of the Company without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which (A) members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter or (B) the voting securities of the Company issued and outstanding immediately prior to such transaction do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity issued and outstanding immediately after such transaction with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board.

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1.2. “Corporate Status” means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company. In addition, service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, agent or fiduciary of any other enterprise if Indemnitee is or was serving as a director, officer, employee, agent or fiduciary of such enterprise and (A) such enterprise is or at the time of such service was an affiliate of the Company, (B) such enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate of the Company or (C) the Company or an affiliate of the Company directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity

1.3. “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

1.4. “Expenses” means all reasonable attorneys’ fees, retainers, court costs (including trial and appeals), transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

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1.5. “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any other matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Except as provided in the first sentence of Section 9.3 hereof, Independent Counsel shall be selected by (a) the Disinterested Directors or (b) a committee of the Board consisting of two or more Disinterested Directors or if (a) and (b) above are not possible, then by a majority of the full Board.

1.6. “Proceeding” means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether conducted by or on behalf of the Company or any other party, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 11 of this Agreement to enforce his rights under this Agreement.

2. Services by Indemnitee.

Indemnitee agrees to serve as a director, officer or employee of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

3. Indemnification - General.

Except with respect to actions finally adjudicated to be a result of actual fraud or intentional misconduct of the Indemnitee, the Company shall indemnify, and, subject to Section 26 hereof, advance Expenses to, Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as any amendment to or interpretation of applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

4. Proceedings Other Than Proceedings by or in the Right of the Company.

Indemnitee shall be entitled to the rights of indemnification provided in this Agreement if, by reason of his Corporate Status, he is, was or is threatened to be made, a party to any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Agreement, subject to Section 26 hereof, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful; provided, in no event shall Indemnitee be entitled to be indemnified, held harmless or advanced any amounts hereunder in respect of any Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (if any) that Indemnitee may incur by reason of his or her own actual fraud or intentional misconduct. Indemnitee shall not be found to have committed actual fraud or intentional misconduct for any purpose of this Agreement unless or until a court of competent jurisdiction shall have made a finding to that effect.

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5. Proceedings by or in the Right of the Company.

Indemnitee shall be entitled to the rights of indemnification provided in this Agreement if, by reason of his Corporate Status, he was or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Agreement, subject to Section 26 hereof, Indemnitee shall be indemnified against amounts paid in settlement and Expenses actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of any such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification under this paragraph shall be made in respect of (1) a threatened or pending Proceeding which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such Proceeding shall have been brought, was brought or is pending, shall determine, upon application, that Indemnitee is fairly and reasonably entitled to indemnity for such portion of the settlement amount and Expenses as the court deems proper.

6. Indemnification for Expenses of Party Who is Wholly or Partly Successful.

Notwithstanding any other provision of this Agreement except for Section 26 hereof, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses (and, when eligible hereunder, amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses (and, when eligible hereunder, amount paid in settlement) actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the term “successful, on the merits or otherwise,” includes, but is not limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Indemnitee without any express finding of liability or guilt against him, and (ii) the expiration of 90 days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement.

7. Indemnification for Expenses as a Witness.

Notwithstanding any other provision of this Agreement except for Section 26 hereof, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

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8. Advancement of Expenses and Other Amounts.

Subject to Section 26 hereof, the Company shall advance all Expenses, judgments, penalties, fines and, when eligible hereunder, amounts paid in settlement, incurred by or on behalf of Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses, judgments, penalties, fines and amounts paid in settlement, incurred by Indemnitee and shall include or be preceded or accompanied by an agreement by or on behalf of Indemnitee to repay any Expenses, judgments, penalties, fines and amounts paid in settlement advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses, judgments, penalties, fines and, when eligible hereunder, amounts paid in settlement. In connection with any request for advancement of Expenses, judgments, penalties, fines and amounts paid in settlement, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. The Company’s obligation in respect of the advancement of Expenses, judgments, penalties, fines and amounts paid in settlement in connection with a criminal Proceeding in which Indemnitee is a defendant shall terminate at such time as Indemnitee pleads guilty or is convicted after trial and such conviction becomes final and no longer subject to appeal. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

9. Procedure for Determination of Entitlement to Indemnification.

9.1. To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

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9.2. Upon written request by Indemnitee for indemnification pursuant to Section 9.1 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in such case: (i) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board or the shareholders, in which case in the manner provided for in clauses (ii) or (iii) of this Section 9.2) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, at the election of the Company, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable, by a majority of a committee of the Board consisting of two or more Disinterested Directors, or (C) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) by the shareholders of the Company, by a majority vote of a quorum consisting of shareholders who are not parties to the proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who are not parties to such proceeding; or (iii) as provided in Section 10.2 of this Agreement. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

9.3. If a Change of Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee (or the Board, as the case may be) shall give written notice to the other party advising it of the identity of Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 9.1 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction, for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 9.2 hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding pursuant to Section 11.1(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

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10. Presumptions and Effects of Certain Proceedings.

10.1. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9.1 of this Agreement, and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

10.2. If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, however, that the foregoing provisions of this Section 10.2 shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 9.2 of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9.2 of this Agreement. In connection with each meeting at which a shareholders determination will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. The Company shall afford the Indemnitee ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification in any Company proxy statement relating to such shareholders determination. Subject to the fiduciary duties of its members under applicable law, the Board will not recommend against indemnification or reimbursement in any proxy statement relating to the proposal to indemnify or reimburse the Indemnitee.

10.3. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

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10.4. For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on (i) the records or books of account of the Company, or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise, or of an independent certified public accountant or an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent. The provisions of this Section shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth herein. Whether or not the foregoing provisions of this Section 10.4 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

10.5. The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

11. Remedies of Indemnitee.

11.1. In the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) the determination of indemnification is to be made by Independent Counsel pursuant to Section 9.2 of this Agreement and such determination shall not have been made and delivered in a written opinion within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within thirty (30) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 or 10 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of New York, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses, judgments, penalties, fines or, when eligible hereunder, amounts paid in settlement. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

11.2. In the event that a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

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11.3. If a determination shall have been made or deemed to have been made pursuant to Section 9 or 10 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

11.4. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

11.5. In the event that Indemnitee, pursuant to this Section, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement or any other agreement, including any other indemnification, contribution or advancement agreement, or any provision of the Company’s Amended and Restated Memorandum and Articles of Association now or hereafter in effect, or for recovery under directors’ and officers’ liability insurance policies maintained by the Company, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive less than all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing expenses to Indemnitee, subject to and in accordance with Section 8.

12. Procedure Regarding Indemnification.

With respect to any Proceedings, the Indemnitee, prior to taking any action with respect to such Proceeding, shall consult with the Company as to the procedure to be followed in defending, settling, or compromising the Proceeding and may not consent to any settlement or compromise of the Proceeding without the written consent of the Company (which consent may not be unreasonably withheld or delayed). The Company shall be entitled to participate in defending, settling or compromising any Proceeding and to assume the defense of such Proceeding with counsel of its choice and shall assume such defense if requested by the Indemnitee. Notwithstanding the election by, or obligation of, the Company to assume the defense of a Proceeding, the Indemnitee shall have the right to participate in the defense of such Proceeding and to employ counsel of Indemnitee’s choice, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel has been authorized in writing by the Company, or (ii) the Indemnitee has reasonably concluded that there may be defenses available to him which are different from or additional to those available to the Company (in which latter case the Company shall not have the right to direct the defense of such Proceeding on behalf of the Indemnitee), in either of which events the fees and expenses of not more than one additional firm of attorneys selected by the Indemnitee shall be borne by the Company. If the Company assumes the defense of a Proceeding, then counsel for the Company and Indemnitee shall keep Indemnitee reasonably informed of the status of the Proceeding and promptly send to Indemnitee copies of all documents filed or produced in the Proceeding, and the Company shall not compromise or settle any such Proceeding without the written consent of the Indemnitee (which consent may not be unreasonably withheld or delayed) if the relief provided shall be other than monetary damages and shall promptly notify the Indemnitee of any settlement and the amount thereof.

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13. Non-Exclusivity; Survival of Rights; Insurance; Subrogation; Contribution.

13.1. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Amended and Restated Memorandum and Articles of Association, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law and the Company’s Amended and Restated Memorandum and Articles of Association, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Company’s Amended and Restated Memorandum and Articles of Association or this Agreement, then this Agreement (without any further action by the parties hereto) shall automatically be deemed to be amended to require that the Company indemnifies the Indemnitee to the fullest extent permitted by applicable law and the Company’s Amended and Restated Memorandum and Articles of Association. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

13.2. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter use commercially reasonable efforts to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

13.3. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

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13.4. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

13.5. If a determination is made that Indemnitee is not entitled to indemnification, after Indemnitee submits a written request therefor, under this Agreement, then in respect of any threatened, pending or completed Proceeding in which the Company is jointly liability with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events that resulted in such Expenses, judgments, fines or amounts paid in settlement, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or amounts paid in settlement. The Company agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations. The determination as to the amount of the contribution, if any, shall be made by: (i) a court of competent jurisdiction upon the application of both the Indemnitee and the Company (if the Proceeding had been brought in, and final determination had been rendered by such court); (ii) the Board by a majority vote of a quorum consisting of Disinterested Directors; or (iii) Independent Counsel, if a quorum is not obtainable for purpose of (ii) above, or, even if obtainable, a quorum of Disinterested Directors so directs.

14. Duration of Agreement.

This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director and/or officer of the Company, or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses, judgments, penalties, fines or amounts paid in settlement hereunder and or any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his spouse, heirs, executors, personal representatives and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

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15. Severability.

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law and the Company’s Amended and Restated Memorandum and Articles of Association; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and the Company’s Amended and Restated Memorandum and Articles of Association and to give the maximum effect to the intent of the parties hereto; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16. Entire Agreement.

This Agreement constitutes the entire agreement between the Company and the Indemnitee with respect to the subject matter hereof and supersedes all prior agreements, understanding, negotiations and discussion, both written and oral, between the parties hereto with respect to such subject matter (the “Prior Agreements”); provided, however, that if this Agreement shall ever be held void or unenforceable for any reasons whatsoever, and is not reformed pursuant to Section 15 hereof, then (i) this Agreement shall not be deemed to have superseded any Prior Agreements; (ii) all of such Prior Agreements shall be deemed to be in full force and effect notwithstanding the execution of this Agreement; and (iii) the Indemnitee shall be entitled to maximum indemnification benefits provided under any Prior Agreements, as well as those provided under applicable law, the Company’s Amended and Restated Memorandum and Articles of Association, a vote of shareholders or resolution of directors.

17. Exception to Right of Indemnification or Advancement of Expenses.

17.1. Except as provided in Section 11.5, Indemnitee shall not be entitled to indemnification or advancement of Expenses, judgments, penalties, fines and amounts paid in settlement under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Company.

17.2. Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or Company similar successor statute.

18. Covenant Not to Sue; Limitation of Actions; Release of Claims.

No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of two (2) years from the date of accrual of such cause of action and any claim or cause of action of the Company (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by the filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitation is otherwise applicable to any such cause of action, such shorter period shall govern.

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19. Identical Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

20. Headings.

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Modification and Waiver.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

22. Notice by Indemnitee.

Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating any Proceeding or matter which may be subject to indemnification or advancement of Expenses, judgments, penalties, fines or amounts paid in settlement covered hereunder. The failure to notify the Company on a timely basis shall not constitute a waiver of Indemnitee’s rights under this Agreement, except to the extent that such failure or delay (i) causes the amounts paid or to be paid by the Company to be greater than they otherwise would have been, (ii) adversely affects the Company’s ability to obtain for itself or Indemnitee coverage or proceeds under any insurance policy available to the Company or Indemnitee, or (iii) otherwise results in prejudice to the Company.

23. Notices.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee, to:

c/o Southern Cross Acquisition II Corp.

1412 Broadway

21st Floor Suite 21V

New York, NY 10018

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If to the Company, to:

Southern Cross Acquisition II Corp.

1412 Broadway

21st Floor Suite 21V

New York, NY 10018

or to such other address or such other person as Indemnitee or the Company shall designate in writing in accordance with this Section, except that notices regarding changes in notices shall be effective only upon receipt.

24. Governing Law.

The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in that state without giving effect to the principles of conflicts of laws. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of New York and the federal courts within the State for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the United States District Court for the Southern District of New York and any New York State court within that District.

25. Mutual Acknowledgment.

Both the Company and Indemnitee acknowledge that, in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future in certain circumstances to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify Indemnitee.

26. Waiver of Claims to Trust Account.

Notwithstanding anything herein to the contrary, Indemnitee hereby agrees that it does not have any right, title, interest or claim of any kind (each, a “Claim”) in or to any monies in the trust account established in connection with the Company’s initial public offering for the benefit of the Company and holders of shares issued in such offering, and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against such trust account for any reason whatsoever. Accordingly, Indemnitee acknowledges and agrees that any indemnification provided hereto will only be able to be satisfied by the Company if (i) the Company has sufficient funds outside of the Trust Account to satisfy its obligations hereunder or (ii) the Company consummates a Business Combination.

27. Miscellaneous.

Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Southern Cross Acquisition II Corp.

By:
Name:	Ally Tong Zhang
Title:	Chief Executive Officer

INDEMNITEE

Name:

[Signature Page to Indemnification Agreement]

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